Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES THIRD QUARTER 2015 RESULTS

NELSONVILLE, Ohio, October 21, 2015 - Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2015.

Third Quarter 2015 Sales and Income

Third quarter net sales were $70.0 million compared to $72.7 million in the third quarter of 2014. The Company reported third quarter net income of $1.8 million, or $0.24 per diluted share, compared to net income of $3.1 million, or $0.42 per diluted share, in the third quarter of 2014.

David Sharp, President and Chief Executive Officer, commented, “Our third quarter performance reflects softer than expected demand in our Work and Hunting categories. The combination of warm temperatures, challenging retail store traffic and weakening local economies tied to oil & gas production led to lower levels of reorders for many of our waterproof and insulated boot collections. This was partially offset by continued growth of our Durango brand and Commercial Military business combined with a significant sales increase in our lower margin, contract military segment. While we are disappointed in our overall results and are being cautious about the remainder of this year given current trends, we believe our entire brand portfolio remains healthy and that the slowdown in our top-line is temporary. We are confident that our product and distribution strategies will generate earnings growth in excess of sales growth over the long-term as our business model has recently demonstrated.”

Third Quarter Review

Net sales for the third quarter were $70.0 million compared to $72.7 million a year ago. Wholesale sales for the third quarter decreased 12.0% to $54.7 million compared to $62.1 million for the same period in 2014. Retail sales for the third quarter increased 8.4% to $10.3 million compared to $9.5 million for the same period last year. Military segment sales for the third quarter increased to $5.1 million compared to $1.1 million in the third quarter of 2014.

Gross margin in the third quarter of 2015 was $22.1 million, or 31.6% of sales, compared to $24.3 million, or 33.4% of sales, for the same period last year. The 180 basis point decrease was primarily due to the increase in military segment sales as a percentage of overall sales, which carry lower gross margins than wholesale and retail.

Selling, general and administrative (SG&A) expenses were $19.2 million, or 27.5% of net sales, for the third quarter of 2015 compared to $19.4 million, or 26.6% of net sales, a year ago.

Income from operations was $2.9 million, or 4.1% of net sales, compared to $4.9 million, or 6.8% of net sales, a year ago.

Interest expense was $188,000 for the third quarter of 2015, versus $253,000 for the same period last year.

The Company’s funded debt decreased $5.7 million, or 11.2%, to $45.0 million at September 30, 2015 compared to $50.7 million at September 30, 2014.

Inventories decreased $2.1 million, or 2.4%, to $88.0 million at September 30, 2015 compared with $90.1 million on the same date a year ago.

Conference Call Information

The Company’s conference call to review third quarter 2015 results will be broadcast live over the internet today, Wednesday October 21, 2015 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding the health of the brand (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2014 (filed February 27, 2015) and quarterly reports on Form 10-Q for the quarters ended March 31, 2015 (filed April 30, 2015) and June 30, 2015 (filed July 29, 2015. One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2015	December 31, 2014	September 30, 2014
	Unaudited	Audited	Unaudited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$3,978,553	$4,616,694	$4,327,710
Trade receivables – net	62,389,224	55,807,103	61,650,439
Other receivables	509,026	476,480	503,371
Inventories	87,996,325	85,237,042	90,115,460
Income tax receivable	215,736	-	-
Deferred income taxes	1,291,287	1,291,907	1,137,429
Prepaid expenses	2,969,005	2,553,442	2,577,125
Total current assets	159,349,156	149,982,668	160,311,534
FIXED ASSETS – net	26,808,704	26,264,641	27,266,880
IDENTIFIED INTANGIBLES	36,581,475	36,681,644	36,707,473
OTHER ASSETS	261,766	299,490	267,041
TOTAL ASSETS	$223,001,101	$213,228,443	$224,552,928

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$15,623,738	$15,116,131	$18,829,425
Accrued expenses:
Taxes - other	389,712	532,470	443,172
Other	7,163,907	9,561,139	7,336,579
Total current liabilities	23,177,357	25,209,740	26,609,176

LONG TERM DEBT	45,030,998	36,270,373	50,687,596
DEFERRED INCOME TAXES	12,998,424	12,928,048	12,448,842
DEFERRED LIABILITIES	343,791	472,364	255,906

TOTAL LIABILITIES	81,550,570	74,880,525	90,001,520

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2015 - 7,564,313; December 31, 2014 - 7,550,126; September 30, 2014 - 7,546,654	70,762,851	70,460,672	70,380,692
Retained earnings	70,687,680	67,887,246	64,170,716

Total shareholders' equity	141,450,531	138,347,918	134,551,408

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$223,001,101	$213,228,443	$224,552,928

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Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

NET SALES	$70,001,496	$72,729,678	$204,035,995	$207,335,482

COST OF GOODS SOLD	47,884,019	48,455,886	137,298,575	138,622,879

GROSS MARGIN	22,117,477	24,273,792	66,737,420	68,712,603

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	19,217,222	19,363,984	58,180,467	59,920,806

INCOME FROM OPERATIONS	2,900,255	4,909,808	8,556,953	8,791,797

OTHER INCOME AND (EXPENSES):
Interest expense	(188,413)	(252,972)	(529,675)	(696,944)
Other – net	(37,885)	(25,855)	(96,701)	(25,623)
Total other - net	(226,298)	(278,827)	(626,376)	(722,567)

INCOME BEFORE INCOME TAXES	2,673,957	4,630,981	7,930,577	8,069,230

INCOME TAX EXPENSE	870,290	1,492,474	2,710,290	2,695,474

NET INCOME	$1,803,667	$3,138,507	$5,220,287	$5,373,756

INCOME PER SHARE
Basic	$0.24	$0.42	$0.69	$0.71
Diluted	$0.24	$0.42	$0.69	$0.71

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,564,289	7,546,617	7,561,845	7,543,199
Diluted	7,578,219	7,550,268	7,574,239	7,545,338

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